Exhibit 10.1

Execution Copy

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 29, 2009, by and between Oragenics, Inc, a Florida corporation (the “Company) and The Koski Family Limited Partnership, a Texas limited partnership having a mailing address of 3525 Turtle Creek Boulevard, Unit 19-B, Dallas, Texas 75219 (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to applicable exemptions from registration under the Securities Act of 1933, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of Common Stock and Warrants to purchase shares of Common Stock as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.  Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate of Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares and the Warrants pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Disclosures” means the Disclosure Schedules, if any, attached as Annex I hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Price” means, as to Purchaser and the Closing, $4,000,000 for 50,000,000 shares of Common Stock of which $1,500,000 is payable at Closing and the remaining $2,500,000 is payable pursuant to a promissory note in the form attached as Exhibit A.

 “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the 50,000,000 shares of Common Stock, which are being issued and sold by the Company to the Purchaser at the Closing.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board (“OTC-BB”).

“Transaction Documents” means this Agreement, the Warrant, the Promissory Note and any other documents or written agreements executed by the Company and the Purchaser in connection with the transactions contemplated hereunder.

“Warrants” means the 1,000,000 assignable Common Stock purchase warrants, in the form of Exhibit B, to be issued to the Purchaser at the Closing Date and the warrants, subject to the other provisions hereof, shall immediately be exercisable at an exercise price of ten cents ($0.10) per share and shall terminate if not exercised on or before the fifth anniversary of the Closing Date.

“Warrant Shares” means the 1,000,000 shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE

Section 2.1.  Purchase and Sale of Securities and Closing.  At the Closing, the Purchaser shall purchase and the Company shall issue and sell to the Purchaser 50,000,000 shares of Common Stock and Warrants to purchase up to 1,000,000 shares of Common Stock as for an aggregate purchase price of $4,000,000 USD.  The Closing shall occur on the date of this Agreement at the offices of Shumaker, Loop & Kendrick, LLP, 101 Kennedy Boulevard, Suite 2800, Tampa, Florida 33602-5151, or such other time and/or location as the parties shall mutually agree.

Section 2.2.  Closing Deliveries and Conditions.

(a) At the Closing the Company shall be obligated to deliver or cause to be delivered to the Purchaser:

(i) Instructions to the transfer agent of the Company to issue one or more stock certificates in the name of Purchaser evidencing 50,000,000 shares of Company common stock; and

(ii) a warrant certificate, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to 1,000,000 shares of Company common stock; and

(iii) A duly executed signature page to this Agreement.

(b) At the Closing Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Purchase Price by wire transfer of $1,500,000 to the account of the Company as provided to the Purchaser in writing and by delivery of a Promissory Note in the principal amount of $2,500,000 in the form attached hereto as Exhibit A; and

(ii) A duly executed signature page to this Agreement.

(c) All representations and warranties of the other party contained herein shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), all necessary consents and waivers of third parties shall have been obtained and each party shall have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the party at or prior to the Closing.

(d) The Purchaser shall have loaned the Company $1,000,000 as set forth in section 3 of the June 16, 2009 Term Sheet for Investment Contract between the Company and the Purchaser (the “Term Sheet”).

(e) The settlement obligations set forth in section 8 of the Term Sheet shall be satisfied at closing.

(f) The director resignations and appointments set forth in section 9 of the Term Sheet shall occur at Closing.

(g) The Purchaser and the Special Committee shall be reimbursed and compensated by the Company as set forth in section 13 of the Term Sheet at Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1.  Representations and Warranties of the Company.  Except as set forth in the SEC Reports or under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company makes the following representations and warranties as of the date hereof to Purchaser:

(a) Subsidiaries.  Except for one direct Subsidiary in Mexico, ONIBIOTEC SAPI de C.V., the Company has no direct or indirect Subsidiaries.

(b) Organization and Qualification.  The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) any applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, and (c) such other filings as may be required following the Closing Date under the Securities Act, the Exchange Act and corporate law.

(f) Issuance of the Securities.  The Securities are duly authorized and, the Shares and Warrant Shares, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g) Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is as set forth in the SEC Reports.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws.  Except as disclosed in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  Except as set forth in the SEC Reports, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Company Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h) SEC Reports; Financial Statements.

(i) The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto (together with any materials filed by the Company under the Exchange Act, whether or not required), being collectively referred to herein as the “SEC Reports” and, together with this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  True and complete copies of the SEC Reports are available at www.sec.gov.

(ii) As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(iv) All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the SEC Reports.  Other than the material contracts listed in the SEC Reports, as otherwise provided to the Purchaser, the Company has no material contracts.  Except as set forth in the SEC Reports, the Company is not in breach or violation of any material contract, which breach or violation would have a Material Adverse Effect.

(i) Absence of Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and agreements, and (vi) the Company has not amended its Articles of Incorporation or otherwise taken any action to change the number or classes of shares of authorized capital stock.

(j) Litigation.  Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, or its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(k) Labor Relations.  The Company is not involved in any material union labor dispute nor, to the knowledge of the Company, is any such dispute threatened.  The Company believes that their relations with their employees are good.  No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect.

(l) Compliance.  Except as disclosed in the SEC Reports, the Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its current business as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets.  The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. To the knowledge of the Company, any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in material compliance.

(o) Patents and Trademarks.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Except as disclosed in its SEC Reports, the Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p) Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(q) Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r) Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

(s) Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 and assuming no unlawful distribution of the Securities by the Purchaser, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the OTC-BB.  Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising.  The Company has offered the Shares for sale only to the Purchaser.

(t) Registration Rights.  Except as described in the SEC Reports and except for the Purchaser, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(u) Exchange Act.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and trades on the OTC-BB.

(v) Disclosure.  All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or condition (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(w) Taxes.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

Purchaser acknowledges and agrees that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

Section 3.2 Representations and Warranties of the Purchaser.  The Purchaser represents and warrants as of the date hereof to the Company as follows:

(a)  Organization; Authority.  The Purchaser is either a person or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Purchase for Own Account.  The Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)  Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)  Experience of Purchaser.  The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)  Reliance on Exemptions.  The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(f)  Information.  The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company including, without limitation, the Company’s most recent SEC Reports, that have been requested by the Purchaser or its advisors, if any.  The Purchaser has been afforded the opportunity to ask questions of the Company and receive answers from the Company.  The Purchaser has requested, received and considered all information it deems relevant to make an informed decision to purchase the Securities.  The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk.

(g)  Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

(h)  Residency.  The Purchaser is a resident of (or, if an entity, has its principal place of business in) the jurisdiction set forth by the Purchaser in the first paragraph of this Agreement.

(i)  Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

(j)  Short Sales.  The Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any Short Sales or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a Short Sale, in the securities of the Company since the time period beginning two weeks prior to the time that such Purchaser was first contacted regarding an investment in the Company (“Discussion Time”) through the date hereof.  During such period, neither Purchaser nor any Person acting on behalf of or pursuant to any understanding with Purchaser, has taken, directly or indirectly, any actions to trade in the Company’s Securities that might reasonably be expected to cause or result, under the Securities Act or Exchange Act, or otherwise, or that has constituted, stabilization or manipulation of the price of the Common Stock.  Additionally, Purchaser agrees to comply with Regulation M under the Exchange Act.

(k)  No General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or other media or broadcast over television or radio or presented at any seminar or any other general solicitation or advertisement.

(l)  Confidentiality.  Other than to other Persons party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

Section 4.1.  Transfer Restrictions.

(a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. The Securities shall contain a restrictive legend in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(b) The Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is expressly predicated upon the Purchaser’s covenant and agreement in this Section 4.1(b) that the Purchaser shall in all cases sell or otherwise transfer the Securities pursuant to:  (i) an effective registration statement under the Securities Act, in full compliance with all prospectus delivery requirements under the Securities Act and in accordance with the plan of distribution described in the prospectus delivered by Purchaser, or (ii) an available exemption from registration under the Securities Act.

Section 4.2   Piggyback Registration.

(a) The Company agrees If, at any time or times on or before the fifth anniversary of the Closing Date, the Company shall determine to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act, whether in connection with a public offering of securities by the Company (a “primary offering”), a public offering thereof by stockholders (a “secondary offering”), or both (but not in connection with a registration on Form S-8 or similar form relating to employee benefit plans), the Company will promptly give written notice thereof to the Purchaser, and will use its best efforts to effect the registration under the Securities Act of all Shares which the Purchaser may request in a writing delivered to the Company within fifteen (15) days after the notice given by the Company; provided, however, (x) at any given time, the Company shall not be obligated to register Shares in an amount in excess of 15% of the number of shares of Common Stock being registered by the Company at such time, and (y) in the event that any registration pursuant to this Section 4.2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, further, that, prior to any such reduction, the Company shall first exclude from such registration, in the following order, all shares of Common Stock sought to be included therein by (i) any holder thereof not having any such contractual, incidental registration rights, and (ii) any holder thereof having contractual, incidental registration rights subordinate and junior to the rights of the Purchaser.

(b) In the event of a registration described in Section 4.2(a), all expenses of registration and offering of the Company and the Purchaser, including, without limitation, printing expenses, fees and disbursements of counsel, including one counsel for the Purchaser, and independent public accountants, fees and expenses (including counsel fees incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc. and fees of transfer agents and registrars), shall be borne by the Company, except that the Purchaser shall bear underwriting commissions and discounts attributable to its Shares being registered.

(c) Whenever the Company is required under this Section 4.2 to register Shares, it agrees that it shall also do the following:

(i) Use its best efforts to diligently prepare for filing with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

(ii) Furnish to the Purchaser such copies of each preliminary and final prospectus and such other documents as the Purchaser may reasonably request to facilitate the public offering of Shares;

(iii) Enter into any underwriting agreement with provisions reasonably required by the proposed underwriter for the Purchaser; and

(iv) Use its best efforts to register or qualify the Shares covered by said registration statement under the securities or “blue-sky” laws of such jurisdictions as the Purchaser may reasonably request, provided that the Company shall not be required to register in any states which shall require it to qualify to do business or subject itself to general service of process as a condition of such registration.

(d) Incident to any registration pursuant to this Section 4.2, and subject to applicable law, the Company will indemnify each underwriter, the Purchaser, and each person controlling any of them against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained in any prospectus or other document (including any related registration statement) or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Company of the Securities Act, any state securities or “blue-sky” laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable in any case to the extent that any such claim, loss, damage or liability may have been caused by an untrue statement or omission based upon information furnished in writing to the Company by the Purchaser expressly for use therein.  In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act against any claim, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending it against the same, arising out of any untrue statement of a material fact contained in any prospectus or other document (including any related registration statement) or any omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser, specifically for use in connection with the preparation of such registration statement, prospectus, amendment of supplement.

(e) The rights and privileges of the Purchaser arising under this Section 4.2 shall be assignable by the Purchaser in connection with a transfer or assignment of the underlying Shares.

Section 4.3   Furnishing of Information.

(a) As long as the Purchaser owns Securities, the Company covenants to use its reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  In addition, the Company shall use its reasonable efforts to take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

(b) As long as Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144 such information as is required for the Purchaser to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

(c) The Company shall ensure that each of the following reports are available at www.sec.gov:  (i) within ten days after the filing thereof with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries.

Section 4.5   Reservation of Common Stock.  As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to the Warrants.

Section 4.6 Trading Market of Common Stock.  The Company hereby agrees to use its reasonable efforts to maintain the eligibility for trading of the Common Stock on the Trading Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will include in such application the Shares and Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Purchaser to cause the Shares and Warrant Shares to be listed on such other trading market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market.

Section 4.7  Sales by Purchaser.  The Purchaser covenants to sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act.  The Purchaser will not make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

Section 4.8.  Survival. The provisions of this Article IV shall expressly survive the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

ARTICLE V
MISCELLANEOUS

Section 5.1.  Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the Securities and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.2.  Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.3.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser; provided, however, that no consent shall be required in connection with a merger, consolidation or sale of substantially all of the Company’s assets.  Any Purchaser may assign any or all of its rights under this Agreement to any Person in connection with the transfer of the Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchaser”.

Section 5.4.  No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.5.  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the United States federal courts and the state courts located in the County of Hillsborough, State of Florida.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Hillsborough, State of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 5.6.  Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and affect as if such facsimile signature page were an original thereof.

Section 5.7.  Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 5.8.  Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

Section 5.9.  Legal Counsel. The parties each acknowledge that the law firm Shumaker, Loop & Kendrick, LLP ("Shumaker") currently represents Oragenics, Inc. and has in the past represented the Koski Family Limited Partnership in unrelated matters.  The Koski Family Limited Partnership hereby waives any potential conflict of interest arising from the prior representation by Shumaker and consents to the continued representation by Shumaker of Oragenics, Inc. in connection with the matters covered by this term sheet.  Oragenics, Inc. waives any potential conflict of interest arising from Shumaker's prior representation of the Koski Family Limited Partnership.  The Koski Family Limited Partnership further acknowledges and represents that it has retained its own separate legal counsel to represent it in this matter.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

AND SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

ORAGENICS, INC.

By: /s/ David Hirsch
David Hirsch, President

PURCHASER

THE KOSKI FAMILY LIMITED PARTNERSHIP

By: /s/ Christine L. Koski
      Christine L. Koski, Managing
      General Partner

Annex I

3.1(q)-Dr. Hillman has loaned additional money to the Company subsequent to the loan  described in the Company’s recent Form 10-Q to free up inventory.

3.1(g) and (t)-Certain parties have certain warrant exercise price adjustments and registration rights under the Consent, Waiver and Mutual Release Agreement dated June 25, 2009.

Exhibit A

PROMISSORY NOTE

$2,500,000.00	DALLAS, TEXAS JUNE [___], 2009

FOR VALUE RECEIVED, KOSKI FAMILY LIMITED PARTNERSHIP, a Texas limited partnership having a mailing address of 3525 Turtle Creek Boulevard, Unit 19-B, Dallas, Texas 75219 (“Borrower”), hereby promises to pay to the order of ORAGENICS, INC., a Florida corporation located at 13700 Progress Boulevard, Alachua, Florida 32615 (“Lender”), the sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00), as provided herein.  All sums are payable by personal delivery or by mail to Lender at the address listed above, or at such other address as Lender may designate to Borrower.

1.	Interest. This promissory note shall bear no interest.

2.
Payment of Principal.  The principal of this Promissory Note shall be due and payable as follows: (a) Five Hundred Thousand Dollars ($500,000) on July 31, 2009, (b) Five Hundred Thousand Dollars ($500,000) on August 31, 2009 (c) Five Hundred Thousand Dollars ($500,000) on September 30, 2009, (d) Five Hundred Thousand Dollars ($500,000) on October 31, 2009 and (e) Five Hundred Thousand Dollars ($500,000) on November 30, 2009.  Any portion of the principal of this Promissory Note may be prepaid prior to maturity, without penalty.  Payment of principal shall be made in such coin or currency of the United States of America that, at the time of payment, constitutes legal tender for the payment of public and private debt.

3.	Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) the failure of Borrower to pay all or any portion of the principal due and payable under this Promissory Note and such failure continues for five (5) business days after the Lender notifies Borrower in writing of such failure;

(b) the inability of Borrower, or the admission by Borrower of its inability, to pay its debts as they mature, or the insolvency of Borrower;

(c) the filing against Borrower of an involuntary petition or other pleading seeking the entry of a decree or order for relief under the United States Bankruptcy Code or any similar federal or state insolvency or other similar law ordering: (i) the liquidation of Borrower, (ii) a reorganization of Borrower or the business and affairs of Borrower, or (iii) the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for Borrower or the property of Borrower, and the failure to have such petition or other pleading denied or dismissed within thirty (30) days from the date of filing; or

(d) the commencement by Borrower of a voluntary case under the United States Bankruptcy Code or any similar federal or state insolvency or other similar law, (ii) the consent by Borrower to the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for Borrower or any of the property of Borrower, (iii) the making by Borrower of an assignment for the benefit of creditors, or (iv) the failure by Borrower generally to pay its debts as they become due.

4.
Rights and Remedies Upon Default.  Upon the occurrence of an Event of Default, the principal due under this Promissory Note shall, at the option of Lender, become immediately due and payable and may be collected forthwith without notice to Borrower, regardless of the stipulated date of maturity and, in that event, Borrower promises to pay, in addition to the unpaid principal hereunder, all costs, including reasonable attorneys’ fees, paralegals’ fees and expenses for any primary, appellate, bankruptcy and post-judgment proceedings, that Lender may incur or be put to in the collection of such amounts.  Any overdue payment of principal due under this Promissory Note shall bear interest from the due date at the maximum rate permissible under the laws of the State of Florida.

5.
Waiver.  Borrower hereby waives protest, demand, presentment and notice of dishonor, notice of the maturity, nonpayment, and all requirements necessary to hold it liable as the maker of this Promissory Note, and agrees that this Promissory Note may be extended in whole or in part without limit as to the number of such extensions or the period or periods thereof, and without notice to it and without affecting its liability hereunder. Failure to accelerate the debt in the event of any default hereunder, or other indulgence granted from time to time, shall not be construed as a novation of this Promissory Note or a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Promissory Note without previous written notice of such intention being given to Borrower.

6.
Compliance With Usury Laws.  All agreements between Borrower and Lender are hereby expressly limited so that in no event shall the amount paid or agreed to be paid to Lender for the use, forbearance, or detention of the money loaned under this Promissory Note exceed the maximum amount permissible under the laws of the State of Florida.  If, at the time of any interest payment, the payment amount due under this Promissory Note is in excess of the legal limit, the obligation shall be reduced to the legal limit.  If Borrower should ever receive, as interest, an amount that exceeds the highest lawful rate, the amount that would be excessive as interest shall be applied to the reduction of the principal amount owing under this Promissory Note, and not to the payment of interest.

7.
Choice of Law; Venue.  The laws of the State of Florida, excluding its choice of law provisions if such laws would result in the application of laws other than the laws of the State of Florida, shall govern any disputes with respect to this Promissory Note, the validity of this Promissory Note, the construction of its terms, and the interpretation of the rights and duties of Borrower and Lender hereunder.  The forum selected for any proceeding or suit related to a dispute between Borrower and Lender related to this Promissory Note shall be in a federal or state court of competent jurisdiction located in Hillsborough County, Florida.  Borrower consents to said courts’ personal jurisdiction over it and waives any defense, whether asserted by motion or pleading, that Hillsborough County, Florida is an improper or inconvenient venue.

8.
Notice.  Any notice, demand or other communication to Borrower that is permitted or required hereunder shall be given in writing, and shall be deemed to have been duly delivered (i) when delivered by personal delivery, (ii) three (3) days after being deposited with the United States Postal Service for mailing by first class mail, postage prepaid, certified mail, with return receipt requested (regardless of whether the return receipt is subsequently received), or (iii) one business day after being deposited with a nationally recognized courier service for overnight delivery; and in each case addressed by Lender to Borrower at the address for Borrower first listed above, or to such other address as Borrower may notify Lender in writing in conformity with the provisions of this Section.

9.	Documentary Stamp Taxes. Borrower shall pay all documentary stamp taxes due on the obligation evidenced by this Promissory Note.

10.	Assignment. Lender may assign all or any portion of this Promissory Note and Lender’s rights hereunder

11.	Binding Effect. This Promissory Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

[Continued on next page.]

12.
Computation of Time.  Whenever the last day for payment of any amount due hereunder shall fall upon Saturday, Sunday or any public or legal holiday, whether federal or of the State of Florida, Borrower shall have until 5:00 p.m. on the next succeeding regular business day to make such payment.

IN WITNESS WHEREOF, Borrower has executed this PROMISSORY NOTE on the date indicated below.

THE KOSKI FAMILY LIMITED PARTNERSHIP
By:
Name:	Christine L. Koski
Title:	Managing General Partner
Date:

Exhibit B

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

Warrant No.__________	Date: June __, 2009

WARRANT TO PURCHASE SHARES OF COMMON STOCK OF ORAGENICS, INC.

      THIS CERTIFIES that, for value received, The Koski Family Limited Partnership is entitled to purchase from Oragenics, Inc., a Florida corporation (the "Corporation"), subject to the terms and conditions hereof, One Million (1,000,000) shares (the "Warrant Shares") of common stock, $0.001 par value (the "Common Stock"). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the "Warrant" and the holder of this Warrant is referred to as the "Holder." The Warrant is being issued pursuant to that certain Securities Purchase Agreement between the Corporation and the Purchaser named therein and is subject to the terms and conditions of such Securities Purchase Agreement. The number of Warrant Shares is subject to adjustment as hereinafter provided. Notwithstanding anything to the contrary contained herein, this Warrant shall expire and no longer be exercisable at 5:00 p.m. Eastern Time (ET) on fifth anniversary of the date at which issued (the "Termination Date"); provided further, that for the avoidance of doubt, the Corporation may not accelerate the expiration date of this Warrant.

1. Exercise of Warrants.

(a) The Holder may exercise this Warrant in whole or in part at an exercise price equal to ten cents ($0.10) per share, subject to adjustment as provided herein (the "Warrant Price"), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in lawful money of the United States by check or wire transfer for each share of Common Stock being purchased. Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so exercised.

(b) If, but only if, at any time there is no effective registration statement registering the resale of the Common Stock underlying this Warrant by the Holder, this Warrant may also be exercised at such time by means of a "cashless exercise" in which, at any time prior to the Termination Date, the Holder of this Warrant may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into Warrant Shares by surrendering this Warrant at the principal office of the Corporation, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, within five (5) days of the date the Notice of Exchange is received by the Corporation (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the Closing Bid Price (as hereinafter defined) on the trading day preceding the date on which the Company receives the Exercise Documentation;
(B) = the exercise price of this Warrant, as adjusted; and
(X) = the number of shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of this Warrant.

2. Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

3. No Shareholder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation.

4. Assignment and Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed for transfer.

5. Certain Adjustments. With respect to any rights that Holder has to exercise this Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

(a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Corporation with or into another corporation when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Warrant Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the holder hereof as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder hereof as the holder of this Warrant after the merger or consolidation.

(b) Reclassification. Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities at such exercise price as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c) Split or Combination of Common Stock and Stock Dividend. In case the Corporation shall at any time subdivide, redivide, recapitalize, split (forward or reverse) or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Warrant Price shall be proportionately reduced and the number of Warrant Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price shall be proportionately increased and the number of Warrant Shares proportionately reduced. Notwithstanding the foregoing, in no event will the Warrant Price be reduced below the par value of the Common Stock.

6. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

7. Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Warrant shall be construed to give to any person or corporation other than the Corporation and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Warrant. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers under its seal, this ___day of June, 2009.

ORAGENICS, INC.

By:_____________________
Name: David Hirsch
Title: President

NOTICE OF EXERCISE

TO: ORAGENICS, INC.

                  The undersigned is the Holder of Warrant No. _____ (the "Warrant") issued by Oragenics, Inc., a Florida Corporation (the "Company"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

                  The Warrant is currently exercisable to purchase a total of ______ Warrant Shares.

                  The undersigned hereby exercises its right to purchase _________ Warrant Shares pursuant to the Warrant and delivers herewith the original Warrant certificate in accordance with the terms of the Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                  Payment shall take the form of (check applicable box):

            [ ] in lawful money of the United States; or

            [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1(b) of the Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1(b) of the Warrant.

                  The undersigned hereby requests that the Company issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                  The Warrant Shares shall be delivered to the following:

            _________________________________

            _________________________________

            _________________________________

                  Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Holder: _________________________________________________________________

Signature of Authorized Signatory of
Holder: ________________________________________________________________________

Name of Authorized Signatory: ______________________________________________________

Title of Authorized
Signatory: ______________________________________________________________________

Telephone Number and E-Mail Address of Authorized
Signatory: ______________________________________________________________________

Date: __________________________________________________________________________

(Signature must conform in all respect to the name of Holder as specified on the face of the Warrant.)

ASSIGNMENT FORM

    (TO ASSIGN THE FOREGOING WARRANT, EXECUTE THIS FORM AND SUPPLY REQUIRED INFORMATION. DO NOT USE THIS FORM TO EXERCISE THE WARRANT.)

      FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby sold, assigned and transferred to _______________________________ whose address is ___________________________________________________________, and _______________________ is hereby appointed attorney to transfer said rights on the books of Oragenics, Inc., with full power of substitution in the premises.

Dated: ___________________________

                        Holder's
                        Signature:        _________________________________________

                        Holder's Address: ______________________________________

                                                         ______________________________________

Signature Guaranteed:   ________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.